DR.. GUENTER. H., J AENSCH

16065 Bristol Isle Way Delray Beach, FL 33445
Tel:   561-496-2744
Fax:   561-496-2746
Email: ghjae@comcast.net

March 22, 2009

John Lanzafame, CEO
Stan Yakatan, Chmn of the Board

c/o Biophan Technologies, Inc.
15 Schoen Place
Pittsford, NY 14534

Gentlemen,

Herewith, I would like to tender my resignation from the Board of Biophan Technologies, Inc., as per March 31, 2009.

As I have served seven years on the board, many of them as chairman, I would appreciate if you could please consider to leaving my current option rights, all underwater at this time, intact for some time.

Wishing Biophan Technologies and you personally the best, I remain

Respectfully

/s/ Guenter H. Jaensch